Exhibit 99.1

FOR IMMEDIATE RELEASE

Jackson Announces CEO Retirement and Executive Leadership

Succession Plan

Don Cummings to succeed Laura Prieskorn as President and CEO; Brian Walta to become EVP and CFO

LANSING, Mich. — July 22, 2026 — Jackson Financial Inc.1 (NYSE: JXN) (Jackson®) today announced Laura Prieskorn, President and Chief Executive Officer, has shared her plans to retire at the end of 2026. Don Cummings, Executive Vice President and Chief Financial Officer, will succeed Prieskorn as President and CEO and as a member of the JFI Board of Directors, effective October 1, 2026. Brian Walta will succeed Cummings as Executive Vice President and Chief Financial Officer, also effective October 1, 2026. Prieskorn will serve as an advisor through December 31, 2026, to ensure a smooth leadership transition.

“Serving as CEO has been an incredible honor and the highlight of my nearly 40 years with Jackson. I am deeply grateful to have worked alongside so many talented colleagues and am proud of what we have accomplished together,” said Prieskorn. “Having partnered closely with Don and Brian for many years, I have every confidence in them leading Jackson through its next chapter.”

“On behalf of the Board of Directors, we sincerely thank Laura for her exceptional leadership and her unwavering commitment to Jackson, its associates, shareholders and all other stakeholders,” said Steven A. Kandarian, Chairman of Jackson’s Board of Directors. “She stepped into the CEO role during a pivotal and transitional time at Jackson, masterfully leading the company through its demerger and overseeing significant growth during her tenure.

“Both Don and Brian bring decades of leadership and industry experience to their next roles at Jackson. They are well-respected, commercially minded leaders with a strong commitment to innovation and execution. We have the utmost confidence in Don’s and Brian’s ability to sustain the company’s strong culture and to further execute on Jackson’s growth strategy.”

Cummings has more than 30 years of industry experience. He joined Jackson in 2020 as Chief Accounting Officer and Controller and was promoted to CFO in 2024. Prior to Jackson, Don served as the interim CFO at Fortitude Reinsurance Company and previously was the Global Corporate Controller at American International Group, Inc. “I am incredibly honored by the Board’s trust and confidence in me. I am excited for this next opportunity and look forward to serving with dedication,” said Cummings. “Jackson has a clear growth strategy and an exceptional team of associates who are dedicated to serving our customers, shareholders and the communities where we live and work. I look forward to building on our momentum and positioning Jackson for continued, long-term success.”

1 Jackson Financial Inc. is a U.S. holding company and the direct parent of Jackson Holdings LLC (JHLLC). The wholly-owned direct and indirect subsidiaries of JHLLC include Jackson National Life Insurance Company, Brooke Life Insurance Company, PPM America, Inc. and Jackson National Asset Management LLC.

Walta joined Jackson in 1997 and has served in a variety of leadership roles. He has been responsible for leading critical financial and business functions, including hedging, asset liability management, capital modeling and business plan forecasting. He holds a Chartered Financial Analyst certification, is a Fellow of the Society of Actuaries, and is a member of the American Academy of Actuaries. “I am humbled and excited to step into the CFO role and build on Jackson’s solid financial foundation. I look forward to maintaining strong financial stewardship, supporting the company’s strategic growth priorities and delivering sustainable value for shareholders.”

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ABOUT JACKSON

Jackson® (NYSE: JXN) is committed to helping clarify the complexity of retirement planning—for financial professionals and their clients. Through our range of annuity products, financial know-how, history of award-winning service* and streamlined experiences, we strive to reduce the confusion that complicates retirement planning. We take a balanced, long-term approach to responsibly serving all our stakeholders, including customers, shareholders, distribution partners, employees, regulators and community partners. We believe by providing clarity for all today, we can help drive better outcomes for tomorrow. For more information, visit www.jackson.com.

*SQM (Service Quality Measurement Group) Call Center Awards Program for 2004 and 2006-2025. (Criteria used for Call Center World Class FCR Certification is 80% or higher of customers getting their contact resolved on the first call to the call center (FCR) for three consecutive months or more.)

Jackson® is the marketing name for Jackson Financial Inc., Jackson National Life Insurance Company® (Home Office: Lansing, Michigan) and Jackson National Life Insurance Company of New York® (Home Office: Purchase, New York).

SAFE HARBOR

The information in this press release contains forward-looking statements about future events and circumstances and their effects upon revenues, expenses and business opportunities. Generally speaking, any statement in this release not based upon historical fact is a forward-looking statement. Forward-looking statements can also be identified by the use of forward-looking or conditional words, such as “could,” “should,” “can,” “continue,” “estimate,” “forecast,” “intend,” “look,” “may,” “expect,” “believe,” “anticipate,” “plan,” “predict,” “remain,” “future,” “confident” and “commit” or similar expressions. In particular, statements regarding plans, strategies, prospects, targets and expectations regarding the business and industry are forward-looking statements. They reflect expectations, are not guarantees of performance and speak only as of the dates the statements are made. We caution investors that these forward-looking statements are subject to known and unknown risks and uncertainties that may cause actual results to differ materially from those projected, expressed, or implied. Other factors that could cause actual results to differ materially from those in the forward-looking statements include those reflected in Part I, Item 1A. Risk Factors and Part II, Item 7. Management's Discussion and Analysis of Financial Condition and Results of Operations in our Annual Report on Form 10-K for the year ended December 31, 2025, as filed with the U.S. Securities and Exchange Commission (the “SEC”) on February 24, 2026, and elsewhere in the Company’s reports filed with the SEC. Except as required by law, Jackson Financial Inc. does not undertake to update such forward-looking statements. You should not rely unduly on forward-looking statements.

WEBSITE INFORMATION

Visit investors.jackson.com to view information regarding Jackson Financial Inc. We routinely use our investor relations website as a primary channel for disclosing key information to our investors. We may use our website as a means of disclosing material, non-public information and for complying with our disclosure obligations. Accordingly, investors should monitor our investor relations website, in addition to following our press releases, filings with the SEC, public conference calls, presentations, and webcasts. We and certain of our senior executives may also use social media channels to communicate with our investors and the public about our Company and other matters, and those communications could be deemed to be material information. The information contained on, or that may be accessed through, our website, our social media channels, or our executives’ social media channels is not incorporated by reference into and is not part of this release.

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Jackson Media Contact:

Amanda Chaney

mediarelations@jackson.com

Investor Relations Contact:

Andrew Campbell

andrew.campbell@jackson.com

PR3819 07/26